Exhibit 99.1
Joint Filing Agreement
     In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Shares of the Issuer and further agree that this Joint Filing Agreement be included as an exhibit to this Schedule 13D. Each party to this Joint Filing Agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement on Schedule 13D.
     In evidence whereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of September 10, 2007.

PAR INVESTMENT PARTNERS

By:	PAR Group, L.P., its General Partner
By	PAR Capital Management, Inc., its General
Partner

By:	/s/ Gina DiMento

Name: Gina DiMento
Title: Vice President

PAR GROUP, L.P.
By	PAR Capital Management, Inc., its General
Partner

By:	/s/ Gina DiMento

Name: Gina DiMento
Title: Vice President

PAR CAPITAL MANAGEMENT, INC.

By:	/s/ Gina DiMento

Name: Gina DiMento
Title: Vice President